Exhibit 10.1

AMENDMENT NO. 2 TO RESEARCH AND EXCLUSIVE LICENSE OPTION AGREEMENT

This Amendment No. 2 to the Research and Exclusive License Option Agreement, dated as of November 27, 2012 (this “Amendment”), is made by and between Rexahn Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware (“Rexahn”), and Teva Pharmaceutical Industries Limited, a limited liability company organized and existing under the laws of Israel (“Teva”). Any capitalized term not defined herein shall have the meaning for such term specified in the RELO Agreement (as defined below).

WHEREAS, Rexahn and Teva entered into a Research and Exclusive License Option Agreement, dated June 26, 2009, as amended as of January 6, 2011 (the “RELO Agreement”); and

WHEREAS, Rexahn and Teva desire to further amend the RELO Agreement as set forth herein; and

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rexahn and Teva agree as follows:

1. The RELO Agreement is amended by addition of Section 2.1.13 stating:

“In the event Rexahn and Teva agree that further research and development for the R&D Program is necessary, the Parties agree to incorporate as Annex 3 any then agreed upon update of the R&D Program, which update shall be deemed to be approved by the R&D Committee (the “Updated R&D Program”). The Parties also agree that if the Updated R&D Program requires additional funding in amounts greater than the funds made or to be made available through Teva’s investments under the Securities Purchase Agreement, then Teva shall advance to Rexahn, following receipt of invoice, such amounts as agreed to between the Parties, which shall be deemed to be approved by the R&D Committee, and the Parties agree to incorporate as Annex 4 the agreed upon Updated R&D Budget (the “Updated R&D Budget”). If and to the extent that all of the updated R&D Budget is not expended under the updated R&D Program (due to over-budgeting, termination or otherwise), then Rexahn shall immediately return such remaining balance to Teva.

2. The RELO Agreement is amended by addition of Annex 3 (Updated R&D Program) attached hereto as Exhibit A.

3. The RELO Agreement is amended by addition of Annex 4 (Updated R&D Budget) attached hereto as Exhibit B.

4. The RELO Agreement is amended by addition of Section 2.1.14 stating:

“If Teva exercises its option to accept from Rexahn subcontract work relating to Material Task pursuant to Section 2.1.12, then Teva shall have the right, at its sole option, to withhold from the amount of the Updated R&D Budget payable to Rexahn, the amount of funds equal to the subcontract fee payable to Teva”

5. Concurrently with the execution of this Agreement, Teva and Rexahn are entering into the Second Amendment to the Services Agreement, pursuant to which the parties acknowledge and agree that Teva exercised its option under (a) Section 2.1.12 of the RELO Agreement to accept from Rexahn the subcontract work specified therein; and (b) Paragraph 4 above to withhold from the amount of the updated R&D Budget payable to Rexahn the amount of funds equal to the subcontract fee payable to Teva under the Second Amendment to the Services Agreement.

6. Section 5.2 of the RELO Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to Section 5.1, Teva shall have responsibility for undertaking clinical development of the Licensed Product and preparing, submitting, seeking approval of, maintaining and updating marketing approval applications, marketing approvals and other regulatory approvals and applications for regulatory approvals in respect of the Licensed Product. Teva will solely own, apply for and be the holder or owner of record for all applications and approvals relating to the Licensed Product, including without limitation, the filing of all INDs (which filings will be in Teva’s name). Without limiting the generality of the immediately preceding sentence, Rexahn shall transfer and assign to Teva all regulatory filings, approvals and applications relating to the Licensed Product, and all related documentation and information. Subject to Section 5.5, Teva will be solely responsible for commercializing the Licensed Product during the term of this Agreement, including, without limitation, manufacture, marketing, promotion, patient assistance programs, medical education, price negotiation and setting, reimbursement negotiation, customer relations, sales, order processing, invoicing and collection, preparation of sales records and reports, warehousing, inventory management, logistics and distribution (including, without limitation, the handling of returns, market withdrawals, field corrections and recalls).”

7. No Modification. Except as specifically amended hereby, the RELO Agreement shall continue in full force and effect unmodified and the parties hereby reaffirm the same.

8. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws.

9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile or electronic transmittal (e.g. pdf) signature shall be deemed to be an original signature for purposes of this Amendment.

10. Amendment. The terms and conditions of this Amendment or RELO Agreement may not be amended or waived, except with the prior written consent of each party hereto

IN WITNESS WHEREOF, the parties intending to be legally bound, executed this Amendment No. 2 as of the date first above written.

REXAHN PHARMACEUTICALS, INC.

/s/ RICK SONI
Rick Soni
President & COO

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

/s/ ITZHAK KRINSKY PHD.
Itzhak Krinsky Phd. Chairman of Teva Japan, Chairman of Teva South Korea & Head of Business Development Asia Pacific

/s/ MIRELLA MOSHE
Mirella Moshe Head of Alliance Management
Corporate Business Development

3